                                                                  Exhibit 21.0
                                                                 (Page 1 of 2)

                         SUBSIDIARIES OF MATTEL, INC.
                         ----------------------------


                                                                 Percentage of
                                                             Voting Securities
                                          Jurisdiction          Owned Directly
                                          in Which               or Indirectly
           Subsidiaries(1)                Organized               By Parent(2)
           ---------------                ------------       -----------------
ARCO Toys, Limited                        Hong Kong                     100%
Arcotoys, Inc.                            Delaware                      100%
Croner Toys Limited                       New Zealand                    60%
Far West Insurance Company, Limited       Bermuda                       100%
Fisher-Price, Inc.                        Delaware                      100%
  Fisher-Price, N.V.                      Belgium                       100%
  Fisher-Price, Inc.                      Canada                        100%
  Fisher-Price S.A.R.L.                   France                        100%
  Fisher-Price Beteiligungs-G.m.b.H.      Germany                       100%
    Fisher-Price Spielwaren-G.m.b.H.      Germany                       100%
  Fisher-Price (Hong Kong) Ltd.           Hong Kong                     100%
  Fisher-Price, S.r.l.                    Italy                         100%
  Fisher-Price de Acuna, S.A.
    de C.V.                               Mexico                        100%
  Fisher-Price de Mexico,
    S.A. de C.V.                          Mexico                        100%
  Fisher-Price de Baja California,
    S.A. de C.V.                          Mexico                        100%
  Fisher-Price, S.A.                      Spain                         100%
  Fisher-Price Ltd.                       U.K.                          100%
  Fisher-Price Toys Ltd.                  U.K.                          100%
International Games, Inc.                 Delaware                      100%
  International Games, Ltd.               Cayman Islands                100%
Mabamex, S.A. de C.V.                     Mexico                        100%
Mattel B.V.                               The Netherlands               100%
Mattel Chile S.A.                         Chile                         100%
Mattel Espana, S.A.                       Spain                         100%
Mattel Europa B.V.                        The Netherlands               100%
Mattel France S.A.                        France                        100%
  Corolle S.A.                            France                        100%
Mattel GmbH                               Germany                       100%
  Mattel Toys K.F.T.                      Hungary                       100%
  Mattel Spol. S.R.O.                     Czech Republic                100%

(1) All of the subsidiaries listed above are included in the Consolidated Financial Statements. Four are not named because, when considered in the aggregate, they do not constitute a significant subsidiary. Furthermore, approximately fifteen subsidiaries are inactive and financial statements are not prepared for such companies.
(2) Parent refers to Mattel, Inc. (a Delaware corporation) and excludes Directors' qualifying shares.


                                                                 Exhibit 21.0
                                                                 (Page 2 of 2)

                         SUBSIDIARIES OF MATTEL, INC.
                         ----------------------------

                                                                 Percentage of
                                                             Voting Securities
                                          Jurisdiction          Owned Directly
                                          in Which               or Indirectly
           Subsidiaries(1)                Organized               By Parent(2)
           ---------------                ------------       -----------------
Mattel Gesellschaft m.b.H.                Austria                       100%
Mattel Holding, Inc.                      Delaware                      100%
  Mattel U.K. Limited                     U.K.                          100%
Mattel Holdings Limited                   Canada                        100%
  Mattel Canada Inc.                      Canada                        100%
Mattel I., Inc.                           Delaware                      100%
  Mattel Toys, S.r.l.                     Italy                         100%
    Mattel A.E.B.E.                       Greece                        100%
    Mattel A.G.                           Switzerland                   100%
    Mattel Manufacturing Europe, S.r.l.   Italy                         100%
Mattel K.K.                               Japan                         100%
Mattel (K.L.) Sdn.Bhd.                    Malaysia                      100%
Mattel (Malaysia) Sdn.Bhd.                Malaysia                      100%
Mattel Overseas, Inc.                     California                    100%
  Mattel Toys Vendor Operations Limited   Hong Kong                     100%
Mattel Pty. Limited                       Australia                     100%
Mattel Realty Corporation                 Delaware                      100%
Mattel, S.A. de C.V.                      Mexico                        100%
  Mattel Servicios, S.A. de C.V           Mexico                        100%
  Mattel de Mexico, S.A. de C.V.          Mexico                        100%
Mattel Sales Corp.                        California                    100%
Mattel Scandinavia A/S                    Denmark                       100%
Mattel T Company Limited                  Hong Kong                     100%
Mattel Tools Sdn.Bhd.                     Malaysia                      100%
Mattel Toys, Inc.                         California                    100%
Mattel Toys (HK) Limited                  Hong Kong                     100%
Mattel Toys (Singapore) Pte. Ltd.         Singapore                     100%
Montoi S.A. de C.V.                       Mexico                        100%
P.T. Mattel Indonesia                     Indonesia                      95%
Precision Moulds Limited                  Hong Kong                     100%

(1) All of the subsidiaries listed above are included in the Consolidated Financial Statements. Four are not named because, when considered in the aggregate, they do not constitute a significant subsidiary. Furthermore, approximately fifteen subsidiaries are inactive and financial statements are not prepared for such companies.
(2) Parent refers to Mattel, Inc. (a Delaware corporation) and excludes Directors' qualifying shares.
